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                  PROMISSORY NOTE

$45,000                                          July 8, 1997
                                             Las Vegas, Nevada

    FOR VALUE RECEIVED, Casinovations Incorporated (hereafter referred to as "Maker") promises to pay to the order of Richard S. Huson (hereafter referred to as "Holder"), the sum of Forty-five Thousand Dollars ($45,000) principal, together with all interest and other sums imposed by the terms of this note follows:

     1.   Interest and Payment of Principal and Interest.   The unpaid
principal shall accrue interest at the rate of nine and one-half percent (9.5%) per annum, calculated based on a 365 year or 366 year, as applicable. Payment of the unpaid principal and accrued interest shall be due and payable in full within thirty (30) days from written demand by the Holder.

     2.   Prepayment.   Advance payments or other additional payments may be
made on this note at any time without penalty.

     3.   Place of Payment.   Principal and interest on this note shall be
payable at 121 S.W. Morrison, Suite 1400, Portland, Oregon 97204, or at such other place as the Holder of this note may designate in writing.

     4.    Waiver of Demand, Presentment, Protest and Notice.   The Maker,
sureties, guarantors and endorsers hereof severally waive presentment for payment, demand and notice of dishonor and nonpayment of this note, and consent to any and all extensions of time, renewals, waivers or modifications that may be granted by the Holder hereof with respect to the payment or other provisions of this note, and to the release of any security, or any part thereof, with or without substitution.

     5.   Senior Note.   The Holder and Borrower have entered into a previous
credit agreement titled, Third Round Funding, for the Borrower to borrow up
to $500,000, dated September 30, 1997 ("credit line").   This note is issued
apart separate and in addition to the $500,000 credit line referred to above. The current amount outstanding on the $500,000 credit line is $250,000 effect
as of July 8, 1997.   Irrespective of whether the holder has made demand
herein, the Maker agrees to pay this note prior to payment of the amounts owing on the $500,000 credit line, and to any other notes herein outstanding by the Maker, including the Replacement Promissory Note with a principal balance of $300,000, payable to Randy D. Sines and Cheryl L. Forte.

     6.   Default.   If all amounts owed under this note are not paid by the
due date, the Holder may, at his option, declare a default.   Interest shall
accrue after a default at the rate of one and one percent (12%) per annum until paid in full.

     7.   Enforcement Costs.   The defaulting party shall pay all costs
incurred by the nondefaulting party to enforce the terms of this note, regardless of whether an action is commenced at law or in equity, which costs shall include, but are not limited to court costs and reasonable attorney's fees.

     8.   Security.   This Promissory Note is unsecured.

     9.   Governing Law.   This note shall be governed as to validity,
interpretation, construction, effect and in all other respects by the laws
and decisions of the State of Nevada.   Maker, Holder and any sureties,
endorsers and guarantors submit to the personal jurisdiction of all courts in Nevada, whether Federal or state, and agree that any action pertaining to this note shall be brought in a Nevada Court.

    10.   Notices   Whenever notice of any kind is required by the terms of
this agreement, the same shall be in writing and may be mailed by registered or certified mail to the indicated parties at their last known address, or in
lieu thereof, by regular first class mail or delivery in person.   If mailed
by registered or certified mail, the date of mailing to the party entitled to notice shall be the date of giving notice; otherwise, the date of notice shall be the date of actual receipt by the party entitled to notice under
this agreement.   The parties shall promptly give notice of any change of
address.   The initial addresses of the parties are:

    HOLDER:

    121 S.W. Morrison, Suite 1400
    Portland, Oregon 97204



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    MAKER:

    3909 South Maryland Parkway, Suite 311
    Las Vegas, Nevada 89119

                      CASINOVATIONS INCORPORATED,
                      a Washington Corporation

                      /s/ Steven Blad
                      ----------------------------------
                      by its: President